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                               DEPOSIT AGREEMENT

          THIS DEPOSIT AGREEMENT is made as of April 1, 1997 by FOREST OIL CORPORATION, a corporation under the laws of New York (the "CORPORATION") in favour of 611852 SASKATCHEWAN LTD. (who and whose successors and assigns are herein called the "HOLDER").

WHEREAS:

          The Corporation has issued a Guarantee in favour of the Holder dated as of April 1, 1997 guaranteeing obligations in respect of credit facilities established by the Holder in favour of Canadian Forest Oil Ltd. and "Borrowing Subsidiaries" (such guarantee as amended, modified, restated or supplemented from time to time is herein called the "GUARANTEE");

          The Corporation has issued its Demand Debenture and Negative Pledge dated as of April 1, 1997 in the principal amount of Cdn. $80,000,000 (such debenture as amended, supplemented or reissued and all renewals thereof, substitutions therefor, accretions thereto, interest thereon and proceeds thereof is herein called the "DEBENTURE"); and

          The Corporation has agreed to deposit the Debenture with the Holder as general and continuing collateral security for the present and future indebtedness and obligations of the Corporation under the Guarantee;

          NOW THEREFORE in consideration of the premises and of the sum of $10.00 now paid to the Corporation, the receipt and sufficiency of which are hereby acknowledged, the Corporation agrees with the Holder as follows:

1.        DEFINED TERMS; HEADINGS

     (a) Terms and expressions which are defined in the Guarantee shall, when used herein, and unless otherwise defined, have the meanings as therein ascribed to them.

     (b) The division of this Agreement into Sections and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     (c) The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Deposit Agreement and not to any particular Section or other portion hereof and include any amendments or supplements hereto. Unless otherwise stated, references herein to Sections are to Sections of this Deposit Agreement.

     (d) Words importing the singular number shall include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

     (e) The word "including" shall not be construed to limit or restrict the matter that precedes it.

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2.        DEPOSIT OF DEBENTURE

          The Corporation hereby transfers, assigns, mortgages, charges, hypothecates, grants a security interest in and pledges and delivers the Debenture to and deposits the Debenture with the Holder to be held by the Holder as general and continuing collateral security for the payment and performance by the Corporation of all its obligations, indebtedness and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, pursuant to the Guarantee, wheresoever and howsoever incurred and any ultimate unpaid balance thereunder and whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether the Corporation be bound alone or with another or others and whether as principal or surety (collectively, the "LIABILITIES").

          The Corporation acknowledges that:

     (a)  value has been given;

     (b)  the Corporation has rights in the Debenture;

     (c) the time of attachment of the security interest created by this Agreement has not been postponed; and

     (d) the security interest created by this Agreement is effective forthwith on the Corporation's execution of this Agreement.

3.        RIGHTS AS HOLDER TO ENFORCE DEBENTURE

          The Holder is hereby authorized as the holder of the Debenture, and without selling or purchasing the Debenture, to exercise any and all rights of a holder of the Debenture, both before and after the occurrence of an Event of Default (as defined in the Guarantee) or as defined in the Debenture (in either case, an "EVENT OF DEFAULT"), to enforce all terms, covenants, provisions and agreements therein contained, and after an Event of Default has occurred and during its continuance, to enforce the security thereby constituted and to exercise or cause to be exercised for its benefit all or any of the remedies therein provided for the benefit of the holder of the Debenture. Except as provided in Section 7 hereof, nothing herein shall be deemed to suspend or otherwise modify or affect the obligations of the Corporation or the rights of a holder of the Debenture, all as provided therein.

          The Holder shall not be responsible for any loss occasioned by any sale or other dealing with the Debenture or by the retention of or failure to sell or otherwise deal with the same and the Holder shall not be bound to protect the Mortgaged Property (as that term is defined in the Debenture) from depreciating in value or becoming worthless.

4.        REALIZATION BY SALE

          In addition to the foregoing rights and remedies, the Holder shall be entitled, upon an Event of Default occurring and during its continuance, to sell or otherwise dispose of the

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Debenture by public sale (including public auction) or private or closed tender or by private contract, with only those notices, if any, as are required by Applicable Law, and with or without advertising and without any other formality (except as otherwise required by Applicable Law), and such sale or disposition shall be on such terms and conditions as to title, credit and otherwise and as to upset or reserve bid or price as may seem advantageous to the Holder, and the Holder shall not be required to accept the highest or any bid or tender at any public sale. The Holder may itself purchase the Debenture unless prohibited from doing so by Applicable Law.
The Holder may rescind or vary any contract for the sale or other disposition of the Debenture and may resell the Debenture without being answerable for any loss occasioned thereby, and may delay any sale or disposition of the Debenture in whole or in part.

5.        POWER OF ATTORNEY

          To give full effect hereto, the Holder or any officer of the Holder is hereby irrevocably appointed attorney of the Corporation, with full power of substitution, for and in the name of the Corporation to sign and seal all documents and to fill in all blanks in signed powers of attorney and transfers necessary in order to complete the transfer of the Debenture to the Holder or its officers or to any purchaser.

6.        RECORDS OF HOLDER

          The records of the Holder as to payment of any Liabilities being in default or of any demand for payment having been made will be conclusive evidence of such default or demand, absent manifest error.

7.        SATISFACTION OF INTEREST

          Full payment of interest under the Credit Agreement for any period shall be deemed to satisfy the interest payable for that same period under the Debenture.

8.        CHARGES AND EXPENSES

          The Corporation shall pay to the Holder all reasonable out-of-pocket costs and expenses, including all legal fees (on a solicitor and his own client basis) and other reasonable expenses incurred by the Holder from time to time in the documentation, execution, registration, enforcement, realization and collection of or in respect of this Agreement. All such amounts shall become part of the Liabilities, shall be payable by the Corporation on demand, shall bear interest at the rate set forth in the Debenture in respect of the principal amount thereof calculated from the date incurred by the Holder to the date paid by the Corporation, and such amounts and interest shall be secured by the Debenture and be a first charge on the proceeds of any such enforcement, realization or collection. This provision shall not be construed to limit any other provisions of the Guarantee or the Debenture dealing with the charge-back to the Corporation of expenses incurred by the Holder.

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9.        REMEDIES NOT EXCLUSIVE

          Each and every right, remedy and power conferred by this Agreement is in supplement of and in addition to and not in substitution for any other right, remedy or power the Holder may have from time to time under this Agreement, the Guarantee, the Debenture or in any other agreement or under the law in force at the time of the exercise of such right, remedy or power. The Holder may proceed by way of any action, suit, remedy or other proceeding at law or in equity and no such remedy for the enforcement of the rights of the Holder shall be exclusive of or dependent on any other such remedy. Any one or more of such remedies may from time to time be exercised separately or in combination. Notwithstanding the foregoing, the Holder shall not be bound to deal with the Debenture, to exercise any right or remedy as aforesaid, or to preserve rights against other Persons.

          The Holder shall not be obliged to exhaust its recourse against the Corporation or any other Person or Persons, or against any other security it may hold in respect of the Liabilities before realizing upon or otherwise dealing with the Debenture in such manner as the Holder considers desirable.

10.       EXTENSIONS

          The Holder may grant renewals, extensions of time and other indulgences, take, release and give up securities, accept compositions, grant releases and discharges, perfect or fail to perfect any securities, and otherwise deal or fail to deal with the Corporation, guarantors, sureties and others and with the Debenture and other securities as the Holder may see fit, all without prejudice to the liability of the Corporation to the Holder or the Holder's rights and powers under this Agreement or the Debenture.

11.       APPLICATION OF PROCEEDS

          The proceeds of the Debenture may be applied by the Holder on account of such part of the Liabilities as it chooses.

12.       LIMITED RECOURSE

          The Holder acknowledges that its recourse in respect of enforcing the Guarantee is limited to realizing upon the Liens created by the Debenture in accordance with the provisions of this Agreement and the Debenture, and that the Corporation is not liable on the Guarantee or the Debenture for any deficiency that may exist following such realization.

13.       AMENDMENTS OR SUPPLEMENTAL DEBENTURES

          Any amendments or supplements to the Debenture shall, upon execution by the Corporation and delivery to the Holder, be deemed to be deposited hereunder and included in the term "Debenture" for the purposes hereof, unless expressly provided otherwise.

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14.       NO MERGER

          Subject to Section 12, neither the taking of any judgment nor the exercise of any power of sale shall operate to extinguish the liability of the Corporation to make payment of, or to satisfy the Liabilities nor shall the acceptance of any payment or alternate security constitute or create any novation, and it is further agreed that the taking of a judgment or judgments under any of the covenants herein contained shall not operate as a merger of such covenants.

15.       GOVERNING LAW

          This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated as an Alberta contract. The Corporation irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Alberta, without prejudice to the rights of the Holder to take proceedings in any other jurisdictions.

16.       ASSIGNMENT BY CORPORATION

          The Corporation shall not and cannot assign its obligations under this Agreement, or take any steps or enter into any transaction of any nature which would have that effect, without the prior written consent of the Holder. Subject thereto, all obligations of the Corporation hereunder shall bind the Corporation and its successors and assigns.

17.       ASSIGNMENT BY HOLDER

          This Agreement shall extend to and enure to the benefit of the Holder and its successors and assigns. The Holder may at any time assign this Agreement in accordance with the provisions of the Credit Agreement.

18.       COPY RECEIVED

          The Corporation acknowledges having received from the Holder a copy of this executed Agreement and waives its rights to receive a copy of any financing, financing change or other registration statement resulting from any registration of this Agreement or any verification statement issued with respect thereto where such waiver is not otherwise prohibited by law.

19.       SEVERABILITY

          If one or more of the provisions of this Agreement is, or is adjudged to be, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and such invalid, illegal or unenforceable provision shall, to the extent permitted at law, be severable.

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20.       SECURITY IN ADDITION

          The rights hereby constituted are in addition to and not in substitution for any other security for the Liabilities, or for any other agreement between the Corporation and the Holder whether or not creating any security interest in all or part of the property of the Corporation whether heretofore or hereafter made, and such security and such agreement shall be deemed to be continued and not affected hereby unless expressly provided to the contrary in a writing signed by the Corporation and the Holder. The taking of any action or proceedings or refraining from so doing, or any other dealing with any other security for the Liabilities or any part thereof shall not release or affect this Agreement and neither the taking of any proceedings hereunder or under the Debenture for the realization of any security shall release or affect any other security held by the Holder for the payment or performance of the Liabilities.

21.       WAIVERS AND CONSENTS

          No waiver of any provision hereof, or consent to any action or inaction shall be effective unless the same is in writing and signed by the party granting the same. Such waivers and consents shall not extend to any matters other than those in respect of which the same were given, and the same may be subject to such conditions as the party giving the same may stipulate.

22.       HOLDER NOT BOUND TO ADVANCE

          Neither the execution and delivery nor the registration of the Debenture or this Agreement shall for any reason whatsoever obligate or bind the Holder to advance any moneys or, having advanced a portion, obligate the Holder in any way to advance the balance or any further portion thereof; but nevertheless this Agreement, the Debenture and the mortgages, charges and security interests thereby constituted shall take effect forthwith upon execution of the Debenture and shall operate as security for the Liabilities.

23.       FURTHER ASSURANCES

          The Corporation shall from time to time, whether before or after default being made in the payment of any part of the Liabilities or the occurrence of any default in the performance of any other obligation of the Corporation to the Holder under the Guarantee, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Holder may require for perfecting the security constituted hereby or by the Debenture, for facilitating the sale of the Debenture in connection with any realization thereof and for exercising all powers, authorities and discretions hereby conferred upon the Holder.

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24.       EFFECTIVE NOTICE

          Any and all notices or other communications required or permitted pursuant to this Agreement shall be in writing and shall be given in the manner stipulated in the Debenture.

          IN WITNESS WHEREOF the Corporation has executed this Agreement.


                                       FOREST OIL CORPORATION


                                       By: /s/ Kenton M. Scroggs
                                           -----------------------------------
                                           Kenton M. Scroggs             (c/s)
                                           Vice President and Treasurer